UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 7.01	Regulation FD Disclosure.

On September 6, 2007, SVB Financial Group (the “Company”) announced that Kenneth Wilcox, President and Chief Executive Officer, and Michael Descheneaux, Chief Financial Officer, will present at the Lehman Brothers Financial Services Conferences at the Hilton New York Hotel in New York City, New York, on Monday, September 10, 2007 at 4:30 p.m. (Eastern Time). A live webcast of the conference, as well as a replay of the webcast, will be made publicly available.

In anticipation of the presentation, the Company has prepared a set of “Frequently Asked Questions,” or “FAQs,” about the impact of the current credit and interest rate environment on the Company. The FAQs are publicly accessible from the Company’s website, at www.svb.com under the Investor Relations section. The statements in the FAQs are made by the Company as of September 6, 2007 and the Company undertakes no obligation to update these statements.

A copy of the press release announcing the presentation and webcast access instructions, as well as the FAQs, are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference. The contents of the webcast are not incorporated herein by reference or otherwise. The information contained in this report and in the exhibits hereto is intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 6, 2007, announcing management presentations at Lehman Brothers Financial Services Conference.

99.2	Frequently Asked Questions, dated as of September 6, 2007, regarding the impact of current credit and interest rate environment on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2007	SVB FINANCIAL GROUP

	By:	/s/ MICHAEL DESCHENEAUX
	Name:	Michael Descheneaux
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated September 6, 2007, announcing management presentations at Lehman Brothers Financial Services Conference.

99.2	Frequently Asked Questions, dated as of September 6, 2007, regarding the impact of current credit and interest rate environment on the Company.